                                                                   Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

W Capital Partners II, L.P.

WCP GP II, L.P.

WCP GP II, LLC

Address of Joint Filers:

c/o W Capital Partners

1 East 52nd Street, Fifth Floor

New York, NY 10022

Designated Filer:

W Capital Partners II, L.P.

Issuer and Ticker Symbol:

Tremor Video, Inc. [TRMR]

Date of Event:

June 26, 2013

Signatures of Joint Filers:

W Capital Partners II, L.P.

By: WCP GP II, L.P.
Its sole General Partner

By: WCP GP II, LLC
Its sole General Partner

  By: /s/ David Wachter
    -------------------------------
    Managing Member

WCP GP II, L.P.

By: WCP GP II, LLC
Its sole General Partner

  By: /s/ David Wachter
    -------------------------------
    Managing Member

WCP GP II, LLC

  By: /s/ David Wachter
    -------------------------------
    Managing Member